Exhibit 99

Additional Information

	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014
New primary insurance written (NIW) (billions)	$9.8	$12.4	$11.8	$9.0	$9.5	$10.4

Monthly premium plans (1)	7.7	10.2	9.5	6.9	7.9	8.8
Single premium plans	2.1	2.2	2.3	2.1	1.6	1.6

Direct average premium rate (bps)
Monthly (1)	64.6	63.0	63.1	63.6	65.5	63.8
Singles	159.8	176.1	168.5	168.2	189.7	196.0

New primary risk written (billions)	$2.5	$3.2	$3.0	$2.2	$2.4	$2.7

Product mix as a % of primary flow NIW
>95% LTVs	5%	5%	5%	3%	2%	2%
Singles	22%	18%	20%	23%	17%	15%
Refinances	17%	12%	20%	29%	17%	12%

Primary Insurance In Force (IIF) (billions)	$174.5	$172.7	$168.8	$166.1	$164.9	$162.4
Flow only	$164.0	$161.8	$157.5	$154.5	$153.0	$150.2

Annual Persistency	79.7%	80.0%	80.4%	81.6%	82.8%	82.8%

Primary Risk In Force (RIF) (billions)	$45.5	$45.0	$44.0	$43.2	$42.9	$42.3
Flow only	$42.5	$41.9	$40.8	$40.0	$39.6	$38.8

Total Primary RIF by FICO (%) (6)
FICO 740 & >	47%	47%	46%	46%	46%	45%
FICO 700-739	24%	24%	24%	23%	23%	23%
FICO 660-699	16%	16%	16%	16%	16%	16%
FICO 659 & <	13%	13%	14%	15%	15%	16%

Average Coverage Ratio (RIF/IIF)	26.1%	26.1%	26.0%	26.0%	26.0%	26.0%

Average Loan Size (thousands)	$175.89	$174.58	$172.37	$171.05	$170.24	$169.05
Flow only	$178.03	$176.61	$174.23	$172.88	$172.07	$170.74

Primary IIF - # of loans	992,188	989,020	979,202	970,931	968,748	960,849
Flow only	921,166	916,230	904,055	893,461	889,479	879,654

Primary IIF - Default Roll Forward - # of Loans
Beginning Default Inventory	64,642	66,357	72,236	79,901	83,154	85,416
New Notices	18,459	19,509	17,451	18,896	21,393	22,927
Cures	(16,910)	(17,036)	(17,897)	(21,767)	(19,196)	(19,582)
Paids (including those charged to a deductible or captive)	(3,333)	(3,958)	(4,140)	(4,573)	(5,074)	(5,288)
Rescissions and denials	(225)	(230)	(172)	(221)	(183)	(319)
Items removed from inventory	—	—	(1,121)	—	(193)	—
Ending Default Inventory	62,633	64,642	66,357	72,236	79,901	83,154

Exhibit 99

Additional Information

	Q4 2015		Q3 2015		Q2 2015		Q1 2015		Q4 2014		Q3 2014

Primary claim received inventory included in ending default inventory	2,769		2,982		3,440		4,448		4,746		5,194

Composition of Cures
Reported delinquent and cured intraquarter	5,110		5,185		4,620		6,887		5,674		6,205

Number of payments delinquent prior to cure
3 payments or less	7,714		7,146		7,721		9,516		8,420		7,989
4-11 payments	2,836		3,005		3,789		3,688		3,463		3,651
12 payments or more	1,250		1,700		1,767		1,676		1,639		1,737
Total Cures in Quarter	16,910		17,036		17,897		21,767		19,196		19,582

Composition of Paids
Number of payments delinquent at time of claim payment
3 payments or less	18		20		16		12		11		25
4-11 payments	304		374		435		550		528		550
12 payments or more	3,011		3,564		3,689		4,011		4,535		4,713
Total Paids in Quarter	3,333		3,958		4,140		4,573		5,074		5,288

Aging of Primary Default Inventory
Consecutive months in default
3 months or less	13,053	21%	13,991	22%	12,545	19%	11,604	16%	15,319	19%	16,209	19%
4-11 months	15,763	25%	14,703	23%	15,487	23%	18,940	26%	19,710	25%	18,890	23%
12 months or more	33,817	54%	35,948	55%	38,325	58%	41,692	58%	44,872	56%	48,055	58%

Number of payments delinquent
3 payments or less	20,360	33%	20,637	32%	19,274	29%	19,159	27%	23,253	29%	23,769	28%
4-11 payments	15,092	24%	14,890	23%	15,710	24%	18,372	25%	19,427	24%	18,985	23%
12 payments or more	27,181	43%	29,115	45%	31,373	47%	34,705	48%	37,221	47%	40,400	49%

Primary IIF - # of Delinquent Loans	62,633		64,642		66,357		72,236		79,901		83,154
Flow only	47,088		48,436		49,507		53,390		59,111		61,323

Primary IIF Default Rates	6.31%		6.54%		6.78%		7.44%		8.25%		8.65%
Flow only	5.11%		5.29%		5.48%		5.98%		6.65%		6.97%

Exhibit 99

Additional Information

	Q4 2015	Q3 2015		Q2 2015	Q1 2015	Q4 2014	Q3 2014
Reserves
Primary
Direct Loss Reserves (millions)	$1,807	$1,877		$1,993	$2,112	$2,246	$2,362
Average Direct Reserve Per Default	$28,859	$29,032		$30,033	$29,233	$28,107	$28,404
Pool
Direct loss reserves (millions)	$43	$49		$52	$57	$65	$69
Ending default inventory	2,739	2,950		3,129	3,350	3,797	4,525
Pool claim received inventory included in ending default inventory	60	75		97	88	99	86
Reserves related to Freddie Mac settlement (millions)	$42	$52		$63	$73	$84	$94
Other Gross Reserves (millions) (3)	$1	$2		$3	$3	$2	$3

Net Paid Claims (millions) (4)	$188	$207		$222	$232	$248	$263
Total primary (excluding settlements)	$164	$190		$196	$217	$225	$242
Settlements	$—	$—		$10	—	$6	—
Pool - with aggregate loss limits	$4	$3		$5	$4	$3	$6
Pool - without aggregate loss limits	$2	$3		$3	$2	$3	$3
Pool - Freddie Mac settlement	$10	$11		$10	$11	$10	$11
Reinsurance	$(2)	$(5)		$(8)	$(8)	$(7)	$(7)
Other (3)	$10	$5		$6	$6	$8	$8
Reinsurance terminations (4)	$—	$(15)		$—	$—	$—	$—

Primary Average Claim Payment (thousands)	$49.1	$48.2		$48.6	$47.4	$45.0	$45.8
Flow only	$45.6	$44.8		$45.1	$44.2	$44.6	$43.5

Reinsurance excluding captives
% insurance inforce subject to reinsurance	72.9%	71.9%		59.5%	57.1%	56.0%	54.3%
% Quarterly NIW subject to reinsurance	89.5%	90.6%		97.9%	85.2%	87.4%	90.1%
Ceded premium written (millions)	$30.0	$(46.8)	(5)	$30.9	$27.1	$27.6	$27.7
Ceded premium earned (millions)	$30.0	$11.0	(5)	$23.0	$24.6	$24.2	$23.7
Ceded losses incurred (millions)	$7.2	$4.2		$1.2	$4.9	$4.8	$4.7
Ceding commissions (millions) (included in underwriting and other expenses)	$11.4	$(2.4)	(5)	$11.7	$10.1	$10.0	$9.9
Profit commission (millions) (included in ceded premiums)	$27.0	$34.9	(5)	$27.5	$23.5	$22.5	$21.9

Direct Pool RIF (millions)
With aggregate loss limits	$271	$279		$282	$287	$303	$331
Without aggregate loss limits	$388	$418		$456	$479	$505	$536

Exhibit 99

Additional Information

	Q4 2015	Q3 2015		Q2 2015		Q1 2015		Q4 2014		Q3 2014
Bulk Primary Insurance Statistics
Insurance in force (billions)	$10.5	$10.9		$11.3		$11.6		$11.9		$12.2
Risk in force (billions)	$3.0	$3.1		$3.2		$3.2		$3.3		$3.5
Average loan size (thousands)	$148.15	$149.00		$149.93		$149.90		$149.75		$150.77
Number of delinquent loans	15,545	16,206		16,850		18,846		20,790		21,831
Default rate	21.89%	22.26%		22.42%		24.33%		26.23%		26.89%
Primary paid claims (millions)	$39	$47		$46		$50		$36		$46
Average claim payment (thousands)	$65.7	$62.2		$63.3		$61.8		$47.3		$59.2

Mortgage Guaranty Insurance Corporation - Risk to Capital	12.1:1	12.3:1		13.2:1		13.7:1		14.6:1		15.0:1
Combined Insurance Companies - Risk to Capital	13.6:1	13.6:1		14.8:1		15.4:1		16.4:1		17.0:1

GAAP loss ratio (insurance operations only)	42.0%	32.0%	(2)	42.3%	(2)	37.6%	(2)	54.8%	(2)	55.1%	(2)
GAAP underwriting expense ratio (insurance operations only)	13.9%	14.4%		15.0%		16.4%		13.9%		14.9%

Note: The FICO credit score for a loan with multiple borrowers is the lowest of the borrowers’ “decision FICO scores.” A borrower’s “decision FICO score” is determined as follows: if there are three FICO scores available, the middle FICO score is used; if two FICO scores are available, the lower of the two is used; if only one FICO score is available, it is used.

Note: Average claim paid may vary from period to period due to amounts associated with mitigation efforts.

(1) Includes loans with annual and split payments.

(2) As calculated, does not reflect any effects due to premium deficiency.

(3) Includes Australian operations.

(4) Net paid claims, as presented, does not include amounts received in conjunction with terminations or commutations of reinsurance agreements.

(5) In the third quarter of 2015, the April 2013 quota share reinsurance agreement was restructured via a commutation and new agreement. The effects of the new agreement for the third quarter of 2015 were as follows (in millions):

Ceded premium written	$22.6
Ceded premium earned	$22.6
Ceding commissions	$9.2
Profit commissions	$23.3

(6) Unknown FICO scores are reported in the "659 and <" FICO category.